NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@AllianceData.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@AllianceData.com

Helzberg Diamonds
Stacey McBride
Director of Advertising
816-627-1265
ssmcbride@helzberg.com

ALLIANCE DATA’S EPSILON SIGNS MULTI-YEAR AGREEMENT WITH TOP-10 JEWELRY RETAILER HELZBERG
DIAMONDS TO PROVIDE DATABASE MARKETING SERVICES

Epsilon to Manage Database and Provide Data to Drive and Optimize Acquisition and Retention
Marketing Efforts

DALLAS, December 11, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon business has signed a multi-year agreement with Kansas City-based Helzberg Diamonds. Epsilon will manage Helzberg Diamonds’ marketing database and provide data and analytical support for customer cross-sell and acquisition marketing efforts. Helzberg Diamonds operates 269 fine jewelry stores throughout the United States, and is a wholly owned subsidiary of Berkshire Hathaway, Inc.

Under terms of the agreement, Epsilon, a leading provider of multi-channel, data-driven marketing technologies and services, will support Helzberg Diamonds’ direct marketing efforts by managing a database to power trigger-based marketing programs that deliver highly personalized, event-specific communications to customers and prospects.

“Nothing has ever been more important to Helzberg Diamonds than our customer relationships, and the power of database marketing to communicate directly with our customers helps us forge even stronger relationships while growing sales and improving efficiency,” said Laura Baker, director of database marketing at Helzberg Diamonds. “We chose Epsilon because of its commitment to helping us develop an exceptional customer experience without losing sight of our need to continually improve results and increase our ROI.”

“The chance to work with a truly customer-centric organization like Helzberg Diamonds is exciting for us because it provides an ideal opportunity to leverage customer insight across multiple channels to drive results,” said Michael Iaccarino, president of Epsilon. “We look forward to helping Helzberg Diamonds to maximize marketing performance, deepen customer relationships, and achieve unprecedented ROI.”

About Epsilon
Epsilon is a leading provider of multi-channel, data-driven marketing technologies and services. Through its combination of client-centric marketing solutions, Epsilon helps leading companies understand, measure, manage and optimize their customer relationships. The organization’s end-to-end suite of integrated services includes strategic consulting, creative, data, database and loyalty technology, analytics, email and direct marketing distribution services to produce multi-channel marketing programs that generate measurable results throughout the customer lifecycle.

Founded in 1969, Epsilon is headquartered in Dallas, and comprises four business groups including Strategic Database Solutions, Data Services (formerly CPC Associates, Inc. and Abacus), Interactive Services (formerly Epsilon Interactive) and Agency and Direct Services. Epsilon works with more than 2,200 leading brands and cooperative participants and has offices throughout the United States, Europe and Asia. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its website, www.AllianceData.com.

About Helzberg Diamonds

Helzberg Diamonds is a fine jewelry retailer offering exceptional value, personal customer service, exclusive designs and timeless jewelry since 1915. Helzberg Diamonds has stores nationwide and is part of the Berkshire Hathaway, Inc. (NYSE symbol BRK) family of companies. For the store nearest you, call 800-HELZBERG (800-435-9237) or helzberg.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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